As filed with the Securities and Exchange Commission on August 8, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Medivation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3863260
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, CA 94105

(Address of principal executive offices) (Zip Code)

Medivation, Inc. 2013 Employee Stock Purchase Plan

Medivation, Inc. Amended and Restated 2004 Equity Incentive Award Plan

(Full title of the plan)

C. Patrick Machado

Chief Business Officer and Chief Financial Officer

Medivation, Inc.

525 Market Street, 36th Floor

San Francisco, CA 94105

(415) 543-3470

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey

Brett D. White

COOLEY LLP

101 California Street, 5th Floor

San Francisco, CA 94111

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock (par value $0.01 per share)	3,550,000	$56.79	$201,604,500	$27,499
Rights to Purchase Series C Junior Participating Preferred Stock	3,550,000	(2)	(2)	(2)

(1)	Consists of 3,000,000 shares of registrant’s common stock, par value $0.01 per share (“Common Stock”), issuable pursuant to the 2013 Employee Stock Purchase Plan, 550,000 shares of Common Stock issuable pursuant to the Amended and Restated 2004 Equity Incentive Award Plan, and associated rights to purchase Series C Junior Participating Preferred Stock (the “Purchase Rights”). Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2013 Employee Stock Purchase Plan and Amended and Restated 2004 Equity Incentive Award Plan, and associated Purchase Rights, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)	Purchase Rights are attached to the shares of Common Stock to be issued but do not trade separately from the shares of Common Stock until a triggering event. No additional offering price attaches to these rights.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended. The proposed maximum aggregated offering price per share and proposed maximum aggregate offering price are calculated based on the average of the high and low prices of Common Stock as reported on The NASDAQ Global Select Market on August 1, 2013.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Medivation, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a) The Company’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

(c) The description of the Company’s Common Stock set forth in the Company’s registration statement on Form 8-A/A, filed with the Commission on March 16, 2007, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

DESCRIPTION OF SECURITIES

Not Applicable

INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that he or she has actually and reasonably incurred. The Company’s certificate of incorporation and bylaws provide for the indemnification of the Company’s directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

The Company’s certificate of incorporation contains a provision permitted under Delaware law relating to the liability of directors. This provision eliminates a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

As permitted by the Delaware General Corporation Law, the Company has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Company’s bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future. Under these agreements, the Company is required to indemnify such executive officers and directors against all expenses (including attorneys’ fees), witness fees, judgments, fines, settlements and other amounts incurred in connection with any action, discovery event, claim, issue or matter therein or related thereto, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, trustee, administrator, partner, member, fiduciary, employee or agent of the Company or any of its affiliated enterprises. The Company’s obligation to pay expenses is subject to the condition that the indemnified person will repay such expenses if it is ultimately determined that any such person would not be permitted to be indemnified under applicable law. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.

The registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of the registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable

EXHIBITS

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	10-QSB	000-20837	3.1(a)	8/15/2005

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation	10-QSB	000-20837	3.1(b)	8/15/2005

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	10-QSB	000-20837	3.1(c)	8/15/2005

4.4	Amended and Restated Certificate of Designations of the Series B Convertible Preferred Stock of Orion Acquisition Corp. II	10-QSB	000-20837	3.1(d)	8/15/2005

4.5	Certificate of Designations of Series C Junior Participating Preferred Stock	10-KSB	001-32836	3.1(d)	2/19/2008

4.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	001-32836	3.1	9/24/2012

4.7	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	001-32836	3.2	9/24/2012

4.8	Amended and Restated Bylaws	10-K	001-32836	3.2	3/16/2009

4.9	Common Stock Certificate	10-Q	001-32836	4.1	5/9/2012

4.10	Rights Agreement, dated as of December 4, 2006, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designations of the Series C Junior Participating Preferred Stock of the Registrant as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C	8-K	001-32836	4.1	12/4/2006

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.11	Indenture, dated March 19, 2012, between the Registrant, as Issuer, and Wells Fargo Bank, National Association, as Trustee	8-K	001-32836	4.1	3/19/2012

4.12	First Supplemental Indenture, dated March 19, 2012, between the Registrant, as Issuer, and Wells Fargo Bank, National Association, as Trustee (including the form of 2.625% convertible senior note due 2017)	8-K	001-32836	4.2	3/19/2012

5.1	Opinion of Cooley LLP					X

23.1	Consent of Cooley LLP (included in Exhibit 5.1)					X

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on signature page)					X

99.1	Medivation, Inc. 2013 Employee Stock Purchase Plan	8-K	001-32836	10.1	7/01/2013

99.2	Amended and Restated 2004 Equity Incentive Award Plan	8-K	001-32836	10.2	7/01/2013

UNDERTAKINGS

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 8, 2013.

MEDIVATION, INC.

By:	/s/ C. Patrick Machado
C. Patrick Machado
Chief Business Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David T. Hung and C. Patrick Machado, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David T. Hung, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2013
David T. Hung, M.D.

/s/ C. Patrick Machado	Chief Business Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	August 8, 2013
C. Patrick Machado

/s/ Daniel D. Adams	Director	August 6, 2013
Daniel D. Adams

/s/ Kim D. Blickenstaff	Director	August 6, 2013
Kim D. Blickenstaff

/s/ Kathryn E. Falberg	Director	August 8, 2013
Kathryn E. Falberg

/s/ Dawn Graham	Director	August 8, 2013
Dawn Graham

/s/ W. Anthony Vernon	Director	August 6, 2013
W. Anthony Vernon

	Director	August , 2013
Wendy L. Yarno

EXHIBIT INDEX

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	10-QSB	000-20837	3.1(a)	8/15/2005

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation	10-QSB	000-20837	3.1(b)	8/15/2005

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	10-QSB	000-20837	3.1(c)	8/15/2005

4.4	Amended and Restated Certificate of Designations of the Series B Convertible Preferred Stock of Orion Acquisition Corp. II	10-QSB	000-20837	3.1(d)	8/15/2005

4.5	Certificate of Designations of Series C Junior Participating Preferred Stock	10-KSB	001-32836	3.1(d)	2/19/2008

4.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	001-32836	3.1	9/24/2012

4.7	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	001-32836	3.2	9/24/2012

4.8	Amended and Restated Bylaws	10-K	001-32836	3.2	3/16/2009

4.9	Common Stock Certificate	10-Q	001-32836	4.1	5/9/2012

4.10	Rights Agreement, dated as of December 4, 2006, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designations of the Series C Junior Participating Preferred Stock of the Registrant as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C	8-K	001-32836	4.1	12/4/2006

Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.11	Indenture, dated March 19, 2012, between the Registrant, as Issuer, and Wells Fargo Bank, National Association, as Trustee	8-K	001-32836	4.1	3/19/2012

4.12	First Supplemental Indenture, dated March 19, 2012, between the Registrant, as Issuer, and Wells Fargo Bank, National Association, as Trustee (including the form of 2.625% convertible senior note due 2017)	8-K	001-32836	4.2	3/19/2012

5.1	Opinion of Cooley LLP					X

23.1	Consent of Cooley LLP (included in Exhibit 5.1)					X

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on signature page)					X

99.1	Medivation, Inc. 2013 Employee Stock Purchase Plan	8-K	001-32836	Exhibit 10.1	7/01/2013

99.2	Medivation, Inc. Amended and Restated 2004 Equity Incentive Award Plan	8-K	001-32836	Exhibit 10.2	7/01/2013